UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2015

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Dr. Central Islip, New York 11722
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 4, 2015, CVD Equipment Corporation (the “Company) and HSBC Bank USA, National Association (“HSBC”) entered into Amendment No. 3 and Waiver to Credit Agreement (the “Amendment”).

The Amendment modified the original Credit Agreement between the Company and HSBC entered into in August of 2011 (the “Original Credit Agreement”) by (a) extending the existing revolving credit facility through and including September 1, 2018; (b) waiving compliance with the Fixed Charge Coverage Ratio (as such term is defined in the Original Credit Agreement) covenant for the fiscal year ending December 31, 2014; and (c) amending the definition of Fixed Charge Cover Ratio.

The foregoing is a summary of the material terms of the Amendment and qualified in its entirety by the terms of the Amendment, a copy of which is hereby filed as Exhibit 10.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 and Waiver to Credit Agreement dated September 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CVD EQUIPMENT CORPORATION

Date: September 10, 2015	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)